Exhibit 4.2

PRO-DEX, INC.

AMENDED AND RESTATED 2004 DIRECTORS’ STOCK OPTION PLAN

This Amended and Restated 2004 Directors’ Stock Option Plan (the “Plan”) is adopted in consideration for services rendered and to be rendered to Pro-Dex, Inc. and related companies.

1.          Definitions. Unless otherwise indicated or required by the particular context, the terms used in this Plan shall have the following meanings:

(a)          Board: The Board of Directors of Pro-Dex, Inc.

(b)          Change of Control: shall mean the occurrence of any of the following events:

(i)          Any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)          A change in the composition of the Board of the Company occurring within a one-year period, resulting in the change of sixty percent or more of the directors serving on the Board from the beginning of the of the one-year period to the end of the one-year period;

(iii)          There is a merger or consolidation of the Company in which the Company does not survive as an independent public company; or

(iv)          The acquisition of all or substantially all the Company’s assets in a transaction or series of related transactions with a third-party purchaser.

(c)          Code: The Internal Revenue Code of 1986, as amended.

(d)          Common Stock: The no par value common stock of Pro-Dex, Inc.

(e)          Company: Pro-Dex, Inc., a corporation incorporated under the laws of Colorado, together with any successors thereto.

(f)          Date of Grant: The date on which an Option (see below) is granted under the Plan.

(g)          Effective Date: The date the Plan is approved by the Board, which is September 12, 2011.

(h)          Fair Market Value: If, at any time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, Fair Market Value shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date an Option is granted and shall mean (i) the closing price (on that date) of the Common Stock on the principal national securities exchange by which the Common Stock is traded, if the stock is then traded on a national securities exchange; or, (ii) the last reported sale price (on that date) of the Common Stock on NASDAQ, if the stock is not then traded on a national securities exchange; or (iii) the closing bid price last quoted (on that date) by an established quotation service for over-the-counter securities, if the stock is not reported on NASDAQ. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, Fair Market Value shall be as determined in good faith by the Board based on such valuations and other factors it deems appropriate.

(i)          Nonemployee Director: A person who is a member of the Board on the Date of Grant and who is not an employee of the Company.

(j)          Option: The rights to purchase a stated number of shares of Common Stock granted pursuant to the terms, conditions and restrictions of the Plan and an Option Agreement (as defined below).

(k)          Option Agreement: The written agreement (including any amendments or supplements thereto) between the Company and a Nonemployee Director designating the terms, restrictions and conditions of an Option.

(l)           Option Shares: The shares of Common Stock underlying an Option granted to a Nonemployee Director.

(m)         Optionee: A Nonemployee Director who has been granted an Option.

(n)          Prior Plan: The 2004 Directors’ Stock Option Plan of the Company.

2.          Purpose and Scope.

(a)          The purpose of this Plan is to advance the interests of the Company and its shareholders by affording Nonemployee Directors, whose participation and guidance contribute to the successful operation of the Company, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company. The Plan is also intended to further the efforts of the company to attract and retain qualified Non-Employee Directors.

(b)          This Plan authorizes that Options be granted to Nonemployee Directors according to the formula set forth in Section 3 of this Plan.

(c)          It is the further intent of the Plan that it conform in all respects with (i) the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (“Rule 16b-3”) and (ii) the Code. To the extent that any aspect of the Plan or its administration is at any time viewed as inconsistent with the requirements of Rule 16b-3 or the Code, that aspect shall be deemed to be modified, deleted, or otherwise changed as necessary to ensure continued compliance with Rule 16b-3 or Code requirements.

(d)          Notwithstanding any other provision in the Plan or an Option Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any

Option granted under the Plan, it is the general intention of the Company that the Plan and all such Options shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Option shall, to the extent practicable, be construed in accordance therewith. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Option, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Option, as applicable. Further, in the event that the Plan or any Option shall be deemed not to comply with Code Section 409A, then neither the Corporation nor the Board shall be liable to any Optionee or other person for actions, decisions or determinations made in good faith.

3.          Operation of the Plan.

(a)          Grant of Options; Amount and Timing. The Board may grant Options to Nonemployee Directors in such amounts and subject to such terms and conditions as set forth in any Director Compensation Program of the Company adopted by the Board, subject to the provisions of the Plan. All Options shall be exercisable only as set forth in Sections 3(c) and 6 below and shall be subject to the other terms and conditions set forth in this Plan or otherwise established by the Company.

(b)          Option Purchase Price. The exercise price for each Option Share shall be the Fair Market Value of the Company’s Common Stock on the Date of Grant.

(c)          Term. Each Option shall expire ten years after the Date of Grant, except that an Option will expire, if not exercised, 90 days after the Optionee ceases to be a Non-Employee Director of the Company.

(d)          Amendments. This Plan may be changed or modified from time to time provided, however, that, (i) no such change or modification shall impair any Option previously granted under the Plan; (ii) the provisions relating to the amount, price and timing of the Options shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or rules promulgated thereunder, or other applicable law; and (iii) the approval by the affirmative vote of the holders of a majority of shares of the Company’s securities present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Colorado, shall be required for any amendment which would do any of the following:

(i)          materially modify the eligibility requirements for receiving Options under the Plan;

(ii)          except as provided in Section 8 relative to capital changes, increase the number of shares purchasable pursuant to the granting of any Option hereunder or the exercise price of each Option;

(iii)         increase the maximum term of Options granted;

(iv)         decrease the minimum price at which Options may be granted;

(v)           change the dollar amount pursuant to which Options may be granted at any one time;

(vi)          change the timing of Option Grants; or

(vii)         increase the term of the Plan.

4.          Number of Shares. The Board is authorized to appropriate, issue and sell for the purposes of the Plan, an aggregate maximum of (i) the sum of (A) 100,000 shares of Common Stock, plus (B) any shares of Common Stock remaining available for issuance under the Prior Plan as of the Effective Date of the Plan, plus (C) any shares of Common Stock subject to an Option granted under the Prior Plan or the Plan, which Option at any time is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the Option or (ii) the number and kind of shares of stock or other securities which in accordance with Section 8 may be substituted for the shares authorized under sub-section (i) or into which such shares shall be adjusted.

5.          Eligibility. Options shall be granted under the Plan only to Nonemployee Directors provided that any Nonemployee Director may waive his right to participate in the Plan.

6.          Exercise of Options.

(a)          Each Option granted pursuant to this Plan shall be exercisable in full commencing six months after the Date of Grant, except as otherwise determined by the Board.

(b)          Each Option may be exercised in whole or in part by delivering to the Chief Financial Officer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares as set forth in Section 7 herein; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $2,000.

(c)          No Option may be exercised, and no Option Shares may be sold, transferred or otherwise disposed of for a period of at least six months following the Date of Grant of the Option.

7.          Payment for Option Shares. Upon exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier’s check. For any single purchase by an Optionee of Option Shares at a total purchase price in excess of $2,000, the Company, in its sole discretion, upon request by the Optionee, may permit all or part of the purchase price for the Option Shares to be paid by (a) delivery to the Company for cancellation shares of the Common Stock previously owned by the Optionee (“Previously Owned Shares”) with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash; (b) having shares withheld from the amount of shares to be received by the Optionee; or (c) complying with any other payment mechanism as the Company may approve from time to time. Notwithstanding the above, an Optionee shall be permitted to exercise his Option by delivering Previously Owned Shares only if he has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise. This period (the “Holding Period”) may be extended by the Company acting in its sole discretion as is necessary, in the opinion of the Company, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to the Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, the Optionee shall provide an affidavit, and such other evidence and documents as the Company shall request, to establish the Optionee’s Holding Period. As indicated above, an Optionee may deliver shares of Common Stock as part of the purchase price only if the Company, in its sole discretion agrees, on a case by case basis, to permit this form of payment.

8.          Change in Stock, Adjustments, Etc.

(a)          In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise) then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option hereunder, the number and kind of shares of stock or other securities into which each outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

(b)          In the event of any such changes or exchanges, (i) the number, or kind, or exercise price of the Option Shares or other securities that are then subject to an Option or Options granted pursuant to the Plan shall be deemed automatically adjusted in order to prevent dilution or enlargement of rights and (ii) such adjustments shall be effective and binding for all purposes or the Plan.

9.          Nontransferability of Option. Except as herein provided, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will,

by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or the Employee Retirement Income Security Act or rules promulgated thereunder; and no Option shall be subject to execution, attachment or similar process. Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Optionee’s lifetime only by him or by his guardian or legal representative. Any attempt to transfer an Option except as otherwise herein provided shall void the Option. Notwithstanding anything herein to the contrary, an Option may be transferred to an immediate family member or a family trust if such transfer is then permitted by the rules adopted under Section 16(b) of the Securities Exchange Act of 1934, as amended.

10.          Rights as a Shareholder. No person shall have any rights as a shareholder with respect to any shares covered by an Option until that person becomes the holder of record of such shares and, except as provided in Section 8, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

11.          Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended (“Securities Act”), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirement of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option Agreement and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.

12.          Disposition of Shares. To the extent reasonably requested by the Company, each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his/her own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; (c) that he/she will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he/she is subject to the reporting requirements under Section 16(a) of the Exchange Act (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) he will timely file all reports required under the federal securities laws.

13.          Effective Date of Plan; Termination Date of Plan. The Plan shall be effective on the date the Plan has been approved by the Board and the shareholders of the Company. The Plan was adopted, subject to shareholder approval, by the Board as of September 12, 2011. The Plan shall terminate on September 12, 2021, except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. In no event may the Option period exceed ten years from the date on which the Option is granted. The Plan may be abandoned or terminated at any earlier time by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Colorado, except with respect to any Options then outstanding under the Plan.

14.          Withholding Taxes. The Option Agreement shall provide that the Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but riot limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares upon the exercise of any Option.

15.          Change of Control.

(a)          Notwithstanding any other provision of the Plan to the contrary, and unless and Option Agreement provides otherwise (or as may otherwise be required under Code Section 409A), in the event of a Change of Control, all Options outstanding as of the date of such Change of Control shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(b)          Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Company, the Board may, in its sole and absolute discretion, determine that any or all Options granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Options granted under the Plan or the grant of substitute options (in either case, with substantially similar terms or equivalent economic benefits as Options granted under the Plan), as in the opinion of the Board is equitable or appropriate to protect the rights and interests of participants under the Plan.

16.          Restrictions. The Company may impose such restrictions on Options, shares and any other benefits underlying Options hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities.

17.          Other Provisions. The following provisions are also in effect under the Plan:

(a)          The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)          Any expenses of administering the plan shall be borne by the Company.

(c)          This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the shareholders of the Company shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)          The corporate laws of the State of Colorado shall govern all issues concerning the relative rights of the Company and its shareholders under the Plan. All other questions and obligations under the Plan shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

(e)          Notwithstanding anything to the contrary contained in this Plan, this Plan is intended to comply with the California Corporate Securities Law of 1968 and the rules and regulations promulgated thereunder.

(f)          If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)          Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(h)          The Plan shall be binding upon the Company, its successors and assigns, and Optionees, their executors, administrators and permitted transferees and beneficiaries.